Exhibit 99.1

INCOME FUND

EIGHT B L.P.

ANNUAL

PORTFOLIO OVERVIEW

2010

Letter from the CEOs                                                                                                                                             As of April 20, 2011

Dear investor in ICON Income Fund Eight B L.P.:

We write to briefly summarize our activity for the year ended 2010.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-K.  Our Form 10-K and our other annual, quarterly and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of December 31, 2010, Fund Eight B was in its liquidation period.  During the remainder of the liquidation period, distributions generated from net rental income and proceeds from equipment sales generally fluctuate as remaining leases come to maturity or equipment is sold.  During the 2010 calendar year, we made distributions in the aggregate amount of $2,122,047.

As of December 31, 2010, we owned various innovative telecommunications voice transport systems and high capacity conferencing servers, including equipment manufactured by Juniper Networks and Sonus Networks.  The equipment was subject to a lease with an affiliate of Global Crossing Limited, a publicly traded company on the NASDAQ Stock Exchange and a leading global IP solutions provider.  The lease expired on March 31, 2011 and the equipment was sold in accordance with its terms.  We received a gross cash-on-cash return of approximately 131% in rental and sale proceeds related to this investment.

We currently own interests in two aircraft that are subject to leases with Cathay Pacific Airways Limited, a publicly traded company on the Hong Kong Stock Exchange, which are scheduled to come off lease during the second half of 2011.  We are actively remarketing the aircraft and are hopeful that we will be able to realize on this investment in a favorable manner.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Eight B L.P.

 2010 Annual Portfolio Overview

We are pleased to present ICON Income Fund Eight B L.P.’s (the “Fund”) Annual Portfolio Overview for 2010.  References to “we,” “us,” and “our” are references to the Fund, and references to the “General Partner” are references to the general partner of the Fund, ICON Capital Corp.

The Fund

We raised $75,000,000 commencing with our initial offering on May 19, 2000 through the closing of the offering on October 17, 2001.  During the 2010 calendar year, we operated in our liquidation period.

Recent Transaction

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On April 18, 2011, at the expiration of the lease and in accordance with its terms, we, through ICON Global Crossing III, LLC, sold telecommunications equipment subject to lease with Global Crossing Telecommunications, Inc. (“Global Crossing”) to Global Crossing.  We received a gross cash-on-cash return of approximately 131% in rental and sale proceeds related to this investment.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of December 31, 2010, our portfolio consisted primarily of the following investments.

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Two Airbus A340-313X aircraft (B-HXM and B-HXN) leased to Cathay Pacific Airways Limited.  We own all of the interests in the entity that owns B-HXM and have a 50% interest in B-HXN through a joint venture with ICON Income Fund Nine, LLC (“Fund Nine”), an entity also managed by our General Partner.  The combined purchase price of the interests in both aircraft was approximately $112,008,000, comprised of approximately $6,375,000 in cash and non-recourse loans in the aggregate amount of approximately $105,633,000.  The original lease for B-HXM was due to expire on March 14, 2006, but was extended until October 1, 2011.  The original lease for B-HXN was due to expire on March 27, 2006, but was extended until July 1, 2011.  In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.  The new loans are scheduled to mature concurrently with the respective lease expiration dates for each aircraft.

Revolving Line of Credit

We and certain entities managed by our General Partner, Fund Nine, ICON Income Fund Ten, LLC, ICON Leasing Fund Eleven, LLC (“Fund Eleven”), ICON Leasing Fund Twelve, LLC and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (collectively, the “Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at December 31, 2010 was 4.0%.  Aggregate borrowings by all Borrowers under the Facility amounted to $1,450,000 at December 31, 2010, all of which was attributable to Fund Eleven.  Subsequent to December 31, 2010, Fund Eleven repaid $1,450,000, which reduced its outstanding loan balance to $0.

10% Status Report

As of December 31, 2010, the two aircraft subject to leases with Cathay individually constituted at least 10% of the aggregate purchase price of our equipment portfolio. Both Cathay aircraft leases are scheduled to expire during the second half of 2011.

As of December 31, 2010, the two Cathay aircraft leases had nine and six monthly payments remaining.  Both Cathay aircraft were manufactured in 1996, and, to the best of our General Partner’s knowledge, each aircraft retains an airworthiness certificate and is maintained in accordance with the manufacturer’s specifications.

Distribution Analysis

During the liquidation period, distributions fluctuate as leases mature and assets are sold.  From the inception of our offering period through December 31, 2010, we have made 121 cash distributions to our limited partners.  During the year ended December 31, 2010, we paid our partners $2,122,047 in cash distributions.  As of December 31, 2010, a $10,000 investment made at the initial closing would have received $7,207 in cumulative distributions, representing a return of approximately 72% of such initial investment.

	Source of Distributions
	Cash from current period operations	Cash accumulated from operations of prior periods	Cash from current period disposition of assets	Capital contributions used to establish the initial reserve	Total distributions

For the year ended
December 31, 2010	$2,122,047	$-	$-	$-	$2,122,047

Transactions with Related Parties

Prior to May 1, 2006 and in accordance with the terms of our amended and restated agreement of limited partnership, we paid our General Partner (i) management fees ranging from 1% to 5% based on the type of transaction and (ii) acquisition fees, through the reinvestment period, of 3% of the purchase price of our investments.  In addition, our General Partner was reimbursed for administrative expenses incurred in connection with our operations.  Our General Partner also has a 1% interest in our profits, losses, cash distributions, and liquidation proceeds.

Our General Partner performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements were costs incurred by our General Partner or its affiliates that were necessary to our operations.  These costs included our General Partner’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that were charged to us based upon the percentage of time such personnel dedicated to us.  Excluded were salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our General Partner.

Although our General Partner continues to provide the services described above, in 2006, our General Partner waived its right to future management fees and administrative expense reimbursements.

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our General Partner in the amounts of $21,220, $8,077 and $18,455 for the years ended December 31, 2010, 2009 and 2008, respectively.  Additionally, our General Partner’s interest in our net income (loss) was $1,904, $146 and $(64,536) for the years ended December 31, 2010, 2009 and 2008, respectively.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets

Assets

	December 31,
	2010	2009
Current assets:
Cash and cash equivalents	$162,747	$149,843
Current portion of net investment in finance lease	621,280	2,290,231
Other current assets	34,700	36,540

Total current assets	818,727	2,476,614

Non-current assets:
Net investment in finance lease, less current portion	-	621,280
Leased equipment at cost (less accumulated depreciation
of $37,491,304 and $33,739,596, respectively)	37,925,416	41,677,124
Investment in joint venture	1,259,154	1,200,986
Other non-current assets, net	1,233,430	1,256,267

Total non-current assets	40,418,000	44,755,657

Total Assets	$41,236,727	$47,232,271

Liabilities and Partners' Equity

Current liabilities:
Current portion of non-recourse long-term debt	$34,490,236	$3,826,797
Deferred revenue	327,272	613,636
Due to affiliates	143,070	143,070
Accrued expenses and other current liabilities	256,452	207,164

Total current liabilities	35,217,030	4,790,667

Non-current liabilities:
Non-recourse long-term debt, less current portion	-	34,490,236

Total Liabilities	35,217,030	39,280,903

Commitments and contingencies

Partners' Equity:
Limited Partners	6,608,559	8,520,914
General Partner	(588,862)	(569,546)

Total Partners' Equity	6,019,697	7,951,368

Total Liabilities and Partners' Equity	$41,236,727	$47,232,271

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Operations

	Years Ended December 31,
	2010	2009	2008
Revenue:
Rental income	$6,376,364	$6,376,364	$6,376,364
Finance income	234,940	531,964	790,254
Income (loss) from investment in joint venture	58,168	(66,406)	(2,168,613)
Interest and other income	-	-	405

Total revenue	6,669,472	6,841,922	4,998,410

Expenses:
Depreciation and amortization	3,764,341	3,846,784	3,860,671
Impairment loss	-	-	3,888,367
Interest	2,267,958	2,565,646	2,881,300
General and administrative	446,797	414,913	821,636

Total expenses	6,479,096	6,827,343	11,451,974

Net income (loss)	190,376	14,579	(6,453,564)

Net income (loss) allocable to:
Limited Partners	$188,472	$14,433	$(6,389,028)
General Partner	1,904	146	(64,536)

	$190,376	$14,579	$(6,453,564)

Weighted average number of units of limited
partnership interests outstanding	740,380	740,380	740,411

Net income (loss) per weighted average unit of limited partnership
interests outstanding	$0.25	$0.02	$(8.63)

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Changes in Partners' Equity

	Units of Limited			Total
	Partnership	Limited	General	Partners'
	Interests	Partners	Partner	Equity
Balance, December 31, 2007	740,530	$17,525,596	$(478,624)	$17,046,972

Units of limited partnership interests redeemed	(150)	(3,473)	-	(3,473)
Cash distributions to partners	-	(1,827,002)	(18,455)	(1,845,457)
Net loss	-	(6,389,028)	(64,536)	(6,453,564)

Balance, December 31, 2008	740,380	9,306,093	(561,615)	8,744,478

Cash distributions to partners	-	(799,612)	(8,077)	(807,689)
Net income	-	14,433	146	14,579

Balance, December 31, 2009	740,380	8,520,914	(569,546)	7,951,368

Cash distributions to partners	-	(2,100,827)	(21,220)	(2,122,047)
Net income	-	188,472	1,904	190,376

Balance, December 31, 2010	740,380	$6,608,559	$(588,862)	$6,019,697

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2010	2009	2008
Cash flows from operating activities:
Net income (loss)	$190,376	$14,579	$(6,453,564)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	(6,090,000)	(6,540,000)	(6,540,000)
Finance income	(234,940)	(531,964)	(790,254)
(Income) loss from investment in joint venture	(58,168)	66,406	2,168,613
Depreciation and amortization	3,764,341	3,846,784	3,860,671
Impairment loss	-	-	3,888,367
Interest expense on non-recourse financing paid directly to lenders by lessees	2,235,270	2,501,854	2,739,131
Interest expense from amortization of debt financing costs	32,688	33,411	73,665
Changes in operating assets and liabilities:
Collection of finance leases	2,512,538	2,512,537	2,512,538
Other assets, net	(8,011)	28,918	(53,052)
Deferred revenue	(286,364)	163,636	163,636
Accrued expenses and other current liabilities	77,221	(120,757)	102,151

Net cash provided by operating activities	2,134,951	1,975,404	1,671,902

Cash flows from financing activities:
Cash distributions to partners	(2,122,047)	(807,689)	(1,845,457)
Repayment of revolving line of credit	-	(1,185,000)	(70,000)
Units of limited partnership interests redeemed	-	-	(3,473)

Net cash used in financing activities	(2,122,047)	(1,992,689)	(1,918,930)

Net increase (decrease) in cash and cash equivalents	12,904	(17,285)	(247,028)
Cash and cash equivalents, beginning of the year	149,843	167,128	414,156

Cash and cash equivalents, end of the year	$162,747	$149,843	$167,128

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$30,381	$68,504

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt directly to
lenders by lessees	$6,090,000	$6,540,000	$6,540,000

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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